Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-131503) pertaining to the 2006 Employee Stock Purchase Plan and 2005 Long-Term Incentive Plan of Texas Capital Bancshares, Inc., and

(2)	Registration Statement (Form S-8 No. 333-109482) pertaining to the 1999 Omnibus Stock Plan of Texas Capital Bancshares, Inc.;
of our reports dated February 27, 2007, with respect to the consolidated financial statements of Texas Capital Bancshares, Inc., Texas Capital Bancshares, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Texas Capital Bancshares, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2006, and to the reference to our firm in Footnote 1 of the Selected Consolidated Financial Data table included in the Form 10-K.

Dallas, Texas
February 27, 2007